UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2008

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Sale of Non-Core Misses Apparel Catalogs

On August 25, 2008, Charming Shoppes, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Crosstown Traders, Inc. (“Crosstown”), a wholly-owned indirect subsidiary of the Company, Norm Thompson Outfitters, Inc., a subsidiary of Orchard Brands (a portfolio company owned by Golden Gate Capital) (the “Purchaser”) and the other parties listed on the signature page to the Agreement in order to sell the Company’s non-core misses apparel catalogs to the Purchaser (the “Transaction”).  The Transaction will be accomplished by the Purchaser acquiring all the outstanding shares of capital stock of Arizona Mail Order Company, Inc., a wholly-owned subsidiary of Crosstown (“Arizona”).  The Transaction includes the following catalog titles and their associated E-commerce sites:  Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Company and Coward Shoe (the “Catalogs”).  The purchase price is $35 million in cash, subject to adjustment for certain outstanding current liabilities.

The parties agreed to customary representations, warranties and covenants in the Agreement.  The Agreement may be terminated upon specified occurrences including for any material breach of any pre-closing covenant or any inaccuracy in any representation or warranty, which is not cured within 10 days.  In addition, subject to certain limitations, Crosstown agreed to indemnify Purchaser and its affiliates for breaches of its representations, warranties and covenants.  Crosstown and the Company also agreed to an 18-month non-solicitation of any employee of the Purchaser or its affiliates.  The closing of the Transaction is subject to customary conditions, and is expected to take place by the end of September 2008.

The Purchaser is not acquiring the office facilities, distribution center and certain other assets used by the Catalog business.  Consequently, in connection with the Transaction, Charming Shoppes of Delaware, Inc. (“Charming”), a wholly-owned subsidiary of the Company, and Arizona also agreed to enter into a transition services agreement whereby Charming would make available to Arizona certain transition services for specified time periods ranging up to one year following closing of the Transaction (the “Transition Period”), depending on the services provided.  The services that Charming would provide to Arizona include: (i) distribution centers and order processing; (ii) call centers; (iii) information technology services; (iv) benefits administration; (v) office space within existing facilities for transferred employees and retail stores; (vi) quality assurance and control; (vii) financial and accounting services; and (viii) e-commerce and marketing services.  In addition, Arizona has agreed to provide certain transition services to Charming, including: (i) shared inventory; (ii) paper, print and catalog production services; (iii) inventory and merchandising reporting; and (iv) master integration plans.  Subsequent to the Transition Period, the Company will be responsible for the remaining lease liabilities and disposition costs for the distribution and office facilities.

The foregoing description of the terms and conditions of the Transaction is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this current report and incorporated herein by reference.

Sale of Misses Apparel Catalog Credit Card Receivables

Spirit of America National Bank, a wholly-owned indirect subsidiary of the Company (“Spirit”), provides an accounts receivable proprietary credit card program for the Catalogs.  Under the arrangement, Spirit owns the account relationship with the customers (the “Accounts”), originates the receivables and operates the credit program.  Spirit reimburses Crosstown daily for credit card sales generated at the Catalogs.

On August 25, 2008, contemporaneous with the signing of the Agreement, Spirit entered into a Purchase Agreement (the “Purchase Agreement”) with World Financial Network National Bank (“WFNNB”) whereby Spirit agreed to sell and WFNNB agreed to purchase the Accounts related to the Catalogs (excluding Lane Bryant Woman, ShoeTrader.com and Home Etc. accounts) and related account balances.  The purchase price under the Purchase Agreement is a sum equal to the balances on the Accounts at the closing date.  The Purchase Agreement contains customary representations, warranties and indemnification provisions.  Closing under the Purchase Agreement is subject to customary conditions, and is anticipated to take place prior to the Company’s January 31, 2009 fiscal year end.

In order to continue providing the accounts receivable proprietary credit card program for the Catalogs through the date of closing under the Purchase Agreement, on August 25, 2008 Spirit entered into a Private Label Credit Card Plan Agreement (the “Credit Card Agreement”) with Arizona pursuant to which Spirit will provide Arizona an accounts receivable proprietary credit card program, on substantially the same terms as are currently afforded Arizona, until the earlier to occur of closing under the Purchase Agreement or January 31, 2010.  If the closing of the Purchase Agreement does not occur on or prior to January 31, 2009, Arizona may terminate the Credit Card Agreement upon 90 days notice to Spirit.  The Credit Card Agreement contains customary representations, warranties and indemnification provisions.

The foregoing description of the terms and conditions of the Purchase Agreement and the Credit Card Agreement is qualified in its entirety by reference to such agreements, which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this current report and incorporated herein by reference.

The Company issued a press release on August 25, 2008 with respect to the foregoing transactions, a copy which is attached as Exhibit 99.1 to this current report.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Stock Purchase Agreement dated as of August 25, 2008 by and between Crosstown Traders, Inc., Norm Thompson Outfitters, Inc., Charming Shoppes, Inc. and the other persons listed on the signature page thereto.*

10.2	Purchase Agreement dated as of August 25, 2008 between Spirit of America National Bank and World Financial Network National Bank.*
10.3	Private Label Credit Card Plan Agreement dated as of August 25, 2008 by and between Arizona Mail Order Company, Inc. and Spirit of America National Bank.*
99.1	Press release dated August 25, 2008.

*Schedules and attachments have been omitted but will be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: August 28, 2008	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Stock Purchase Agreement dated as of August 25, 2008 by and between Crosstown Traders, Inc., Norm Thompson Outfitters, Inc., Charming Shoppes, Inc. and the other persons listed on the signature page thereto.*

10.2	Purchase Agreement dated as of August 25, 2008 between Spirit of America National Bank and World Financial Network National Bank.*
10.3	Private Label Credit Card Plan Agreement dated as of August 25, 2008 by and between Arizona Mail Order Company, Inc. and Spirit of America National Bank.*
99.1	Press release dated August 25, 2008.

*Schedules and attachments have been omitted but will be provided to the Commission upon request.